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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           Schult Homes Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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Dear Schult Shareholder:

     We have decided to supplement the information in your proxy statement you previously received, soliciting your proxy for the meeting to be held April 1, 1998. The supplement is as follows:

     1. The following additional sentences should be added to page 21, after the second line:

     In transactions within the manufactured housing industry, the percentage premiums one day prior to announcement ranged from 2.9% to 15.6%, the percentage premiums one week prior to announcement ranged from 0.5% to 21.5%, the percentage premiums four weeks prior to announcement ranged from 9.8% to 37.4%, and the percentage premiums/(discounts) to the 52-week high market price ranged from (55.8)% to 8.3%.

     In all cash transactions of $75 to $200 million in size announced since 1996, the percentage premiums/(discounts) one day prior to announcement ranged from (14.3)% to 108.7%, the percentage premiums/(discounts) one week prior to announcement ranged from (7.7)% to 97.3%, the percentage premiums/(discounts) four weeks prior to announcement ranged from (11.1)% to 105.6%, and the percentage premiums/(discounts) to the 52-week high market price ranged from (64.4)% to 71.4%.

     2. On page 21, approximately halfway through the 1st full paragraph, the sentence beginning "The analyses were prepared...." is amended by deleting the word "solely" after the word prepared, so it now reads "The analyses were prepared for purposes of AACC's opinion provided to the Board of Directors of Schult as to the fairness of the consideration to be received by Schult's stockholders pursuant to the Acquisition Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold."



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                                     -2-



     3. Schult incorporated into the Proxy Statement by reference documents filed with the Securities and Exchange Commission, including its Current report on Form 10Q/A filed on February 26, 1998. The Form 10Q/A was filed to increase the reserve for the loans to Saturn Housing, LLC, without affecting earnings per share. The remainder of the proxy statement is not amended.


     We have enclosed a new proxy card for signature and return by you. Please do so even if you have already returned your earlier (yellow) proxy card, as the new (blue) card will let us know that you have done so after receiving this additional information.

                                          Sincerely,



                                          Walter E. Wells
                                          President